EXHIBIT A

                            CERTIFICATE OF SECRETARY

     The undersigned hereby certifies that:

     1. He is the duly elected, qualified and acting Senior Vice President, General Counsel and Secretary of DST Systems, Inc., which is a corporation duly organized and existing under the laws of the State of Delaware and that, as Secretary, he has custody of the corporate records of the Corporation; and

     2. Attached hereto as Exhibit A is a true and correct copy of a certain action duly adopted by the Board of Directors of the Corporation on May 14, 2002, and said action has not been rescinded or modified in any manner and remains on the date hereof in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of May, 2002.


                                   /s/Robert C. Canfield
                                   ---------------------------------------------
                                   Robert C. Canfield
                                   Senior Vice President, General Counsel,
                                   and Secretary

                                    EXHIBIT A

     WHEREAS, the issued common stock of the Corporation, par value $.01 per share ("Common Stock"), and the preferred stock purchase rights ("Rights") that attach to such Common Stock under the Rights Agreement between the Company and State Street Bank and Trust Company, as rights agent, dated as of October 6, 1995 and from time to time amended, are listed on both the New York Stock Exchange and the Chicago Stock Exchange and the Board has determined that listing on the Chicago Stock Exchange is no longer appropriate;

          RESOLVED, that the Common Stock and Rights be removed from the Chicago Stock Exchange list, and that any one of the Authorized Officers designated below, acting individually, is hereby authorized and directed to take the necessary actions with the Chicago Stock Exchange and the Securities Exchange Commission and sign all documents necessary for such withdrawal from listing and registration to occur:

                               Authorized Officers
                               -------------------
                               Thomas A. McDonnell
                              Thomas A. McCullough
                                Kenneth V. Hager
                               Robert C. Canfield

                                    EXHIBIT B

                                                                    May 15, 2002
Craig Gray
Chicago Stock Exchange
440 South LaSalle St.
Suite 3200
Chicago, IL 60605

     In re: Withdrawal of DST Systems, Inc. from CSX List

Dear Craig:

     The DST Systems, Inc. Board of Directors has determined that it is no longer appropriate to remain dual listed on both the New York Stock Exchange and the Chicago Stock Exchange.

     As shown in the enclosed Certificate of Secretary, the Board has directed the company to withdraw from the list of the Chicago Stock Exchange.

     I look forward to working with you to effect the withdrawal.

                                   Sincerely,

                                   /s/Theresa C. Hursh

                                   Theresa C. Hursh
                                   Legal Officer
TCH/sarn
Enclosure

                                    EXHIBIT B



September 25, 2002


Ms. Theresa C. Hursh
DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

     Re: Request for Delisting

Dear Ms. Hursh:

DST Systems, Inc. ("Company") has complied with the rules of The Chicago Stock Exchange ("Exchange") with respect to its application to have its Common Stock withdrawn from listing.

Upon the Company's filing of an application with the Securities and Exchange Commission to withdraw the Common Stock from listing and registration on the Exchange pursuant to Rule 12d2-2(d) of the Securities Exchange Act of 1934, please forward a copy of such application to my attention.

Please contact me at (312) 663-2423 with any question or concern you may have.

Very truly yours,

/s/Craig A. Gray

Craig A. Gray
Manager, Listing and Assignment Department

cc:      Mr. Paul B. O'Kelly
         Mr. Gerald R. Broz